Exhibit 99.1 Full Year and Fourth Quarter 2021 Earnings Conference Call February 24, 2022

Jeff Householder President, Chief Executive Officer Today’s Presenters Beth Cooper Executive Vice President, Chief Financial Officer and Assistant Corporate Secretary Jim Moriarty Executive Vice President, General Counsel, Corporate Secretary and Chief Policy and Risk Officer Alex Whitelam Head of Investor Relations Go Paperless! Please consider using this electronic version of the presentation. 2

Forward Looking Statements and Other Statements Safe Harbor Statement Some of the Statements in this document concerning future Company performance will be forward-looking within the meanings of the securities laws. Actual results may materially differ from those discussed in these forward-looking statements. You should refer to the additional information contained in Chesapeake Utilities’ Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC and other subsequent SEC filings concerning factors that could cause those results to be different than contemplated in today’s discussion. Non-GAAP Financial Information This presentation includes non-GAAP financial measures including adjusted gross margin. A non-GAAP financial measure is generally defined as a numerical measure of a company's historical or future performance that includes or excludes amounts, or that is subject to adjustments, so as to be different from the most directly comparable measure calculated or presented in accordance with GAAP. Our management believes certain non-GAAP financial measures, when considered together with GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. A reconciliation of GAAP to non-GAAP financial measures is included in the appendix of this presentation. The Company calculates Adjusted Gross Margin by deducting the purchased cost of natural gas, propane and electricity and the cost of labor spent on direct revenue-producing activities from operating revenues. The costs included in Adjusted Gross Margin exclude depreciation and amortization and certain costs presented in operations and maintenance expenses in accordance with regulatory requirements. Adjusted Gross Margin should not be considered an alternative to Gross Margin under US GAAP which is defined as the excess of sales over cost of goods sold. The Company believes that Adjusted Gross Margin, although a non-GAAP measure, is useful and meaningful to investors as a basis for making investment decisions. It provides investors with information that demonstrates the profitability achieved by the Company under the Company's allowed rates for regulated energy operations and under the Company's competitive pricing structures for unregulated energy operations. The Company's management uses Adjusted Gross Margin as one of the financial measures in assessing a business unit’s performance. Other companies may calculate Adjusted Gross Margin in a different manner. 3

Financial Highlights th * • Achieved 15 consecutive year of earnings growth • Increased full-year 2021 Diluted EPS from continuing operations by 12.4% • Doubled Net Income over last 6 years • Drove $33 million in adjusted gross margin growth • Deployed approximately $228 million on new capital investments • Experienced 4.5% growth in residential gas customers • Added 19,000 customers from propane acquisition, expanding our service territory into NC and SC st • Completed 1 RNG transportation project • Paid dividends for 61 consecutive years 4 * Excludes TCJA impact in 2017

Growth Platform Accomplishments

Organic Growth:	• 4.5% residential customer growth on Delmarva • 4.7% residential customer growth in Florida • New customers from CGS conversions • Escambia Meter Station acquisition
Gas Transmission:	• Completed Somerset, MD pipeline expansion • First pipeline expansion in Ohio (Guernsey) • Announced Winter Haven, Beachside and Southern expansions
Propane Distribution:	• Expanded service territory into the Carolinas through the acquisition of Diversified Energy's propane assets
Marlin Gas Services:	• CNG filling station at Port of Savannah significantly underway • Built complex tankers for hydrogen testing at Eight Flags CHP facility
Sustainable Investments:	• Completed 33-mile RNG pipeline • Successful hydrogen testing at Eight Flags CHP • Secured sustainability-linked financing • Published inaugural ESG report

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Expanding Our Service Territory
With Sustainable Investments


Both Regulated and Unregulated
Unregulated

Noble Road Landfill RNG Pipeline
- 33-mile pipeline transporting RNG to Aspire Energy's gathering system

Diversified Energy Propane Acquisition
- $37.5 million purchase price
- ~19,000 new customers
- ~10 million gallons distributed annually
- $11.3 million annual adjusted gross margin
- Opportunity for AutoGas expansion

Port of Savannah CNG Filling Station
- To be completed in Q2 2022
- 14,000 vehicles pass by each day on I-95
- Built to distribute RNG

Hydrogen Testing at Eight Flags CHP
- Successful test of 4% hydrogen blend
- Hydrogen transported by Marlin Gas Services
- Goal to scale to 20%

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Published Inaugural Sustainability Report Established ESO and ESG Committee Our ESG Commitments • Chesapeake Utilities will be a leader in the transition to a lower-carbon future. • We will continue to promote a diverse and inclusive workplace and further the sustainability of the communities we serve. • Our businesses will be operated with integrity and the highest ethical standards. Continued Commitment to ESG Shane Breakie Amanda Chi Environmental Director, ESG Strategy and Sustainability Officer Reporting 7

Capital Investment Has Driven Our Earnings Growth Historical Capital Expenditures and Acquisitions Last 10 Years: $1.75 Billion Since FPU Acquisition: $1.99 Billion 283 228 199 196 195 192 169 154 108 98 78 49 44 Cap Ex Acquisitions Hurricane Michael 8 Amounts in chart reflected in millions.

Historical Earnings and Dividend Growth st Earnings and Dividend Performance for Periods Ended December 31 Diluted Earnings Per Share from Annualized Dividends Per Share Continuing Operations $1.92 $4.73 $1.76 $4.21 $1.62 $3.72 $3.68 $1.48 $3.47 $1.30 $1.22 $2.77 2016 2017* 2018 2019 2020 2021 2016 2017 2018 2019 2020 2021 Long history of industry leading earnings and dividend growth 9 * 2017 Includes TCJA Impact

Solid Track Record of Return on Equity Consistently Exceeding Peer Median and 75th Percentile Return on Equity 14% 12.7% 13% 12.6% 12.2% 12.2% 12.1% 12.0% 11.8% 11.7% 11.7% 12% 11.6% 11.3% 11.3% 11.3% 11.3% 11.2% 11.0% 11.0% 11% th * 10-Year Peer 75 Percentile – 9.9% 10% 9% * 10-Year Peer Median – 8.6% 8% 7% CPK Peer Median Peer 75th Percentile 17 years with 11%+ Return on Equity 10 *Peer ROE’s as-of 9/30/2021.

2021 Financial Performance Record Earnings Growth Diluted Earnings Per Share 1 Key Drivers of Earnings Growth from Continuing Operations $10.3M $8.9M $4.8M $4.73 Pipeline Expansion Increased Contributions $4.21 and Natural Gas Customer from Organic Growth Consumption Acquisitions $3.6M $3.2M $1.0M $1.28 $1.24 Higher Regulated Improved Propane Infrastructure Electric Performance Programs Margins Q4 Q4 FY FY 2020 2021 2020 2021 11 1 See appendix for non-GAAP to GAAP reconciliation of adjusted gross margin

Fourth Quarter and Full Year Financial Summary Financial results for the quarters and full years ended December 31, 2021 and 2020 Fourth Quarter Change Full Year Change (in thousands except per share data) 2021 2020 $ % 2021 2020 $ % 1 Total Adjusted Gross Margin $ 101,779 $ 96,841 $ 4 ,938 5.1% $ 383,018 $ 350,260 $ 32,758 9.4% Operating Income $ 36,825 $ 35,206 $ 1 ,619 4.6% $ 131,112 $ 112,723 $ 18,389 16.3% Other Income (Expense), Net (459) 224 (683) 1,721 3,222 (1,501) Interest Charges 5,001 6,313 (1,312) 20,135 21,765 (1,630) Pre-tax Income 31,365 2 9,117 2 ,248 7.7% 112,698 94,180 18,518 19.7% Income Taxes 8,667 7,456 1,211 29,231 23,538 5,693 Income from Cont. Ops 22,698 2 1,661 1,037 4.8% 83,467 70,642 1 2,825 18.2% Income (Loss) Discont. Ops 15 691 (676) (1) 686 (687) Gain on sale of Discont. Ops., Net of tax - - - - 170 (170) Net Income $ 22,713 $ 22,352 $ 361 1.6% $ 83,466 $ 71,498 $ 1 1,968 16.7% Diluted EPS from Cont. Ops. $ 1.28 $ 1.24 $ 0.04 3.2% $ 4.73 $ 4.21 $ 0.52 12.4% Strong performance of each growth platform drove $33 million in incremental adjusted gross margin over 2020 12 1 See appendix for non-GAAP to GAAP reconciliation of adjusted gross margin

Key Drivers of Our Performance Quarter Ended December 31, 2021 Q4 2020 Diluted Earnings Per Share $1.24 Absence of regulatory deferral of COVID-19 A -$0.06 expenses per PSC’s orders Reduced interest expense related to early B $0.04 extinguishment of FPU mortgage bonds C Contributions from recent acquisitions $0.03 D Core business growth $0.19 Decreased customer consumption - E -$0.04 primarily weather related Depreciation, amortization and property tax F -$0.04 costs due to new capital investments Operating expenses tied to recent G -$0.02 acquisitions Operating expenses tied to core business H -$0.02 growth Change in shares outstanding due to 2020 I -$0.06 and 2021 equity offerings J Other items $0.02 Q4 2021 Diluted Earnings Per Share $1.28 13

Key Drivers of Our Performance Year Ended December 31, 2021 FY 2020 Diluted Earnings Per Share from $4.21 Continuing Operations A Gain on sale of assets in 2020 -$0.04 B Net impact of CARES Act items -$0.05 Regulatory deferral of COVID-19 expenses C $0.10 per PSC’s orders Reduced interest expense related to early D $0.04 extinguishment of FPU mortgage bonds E Contributions from recent acquisitions $0.20 F Core business growth $1.13 Depreciation, amortization and property G -$0.25 tax costs due to new capital investments Operating expenses tied to recent H -$0.12 acquisitions Operating expenses tied to core business I -$0.26 growth Change in shares outstanding due to 2020 J -$0.21 and 2021 equity offerings K Other items -$0.02 FY 2021 Diluted Earnings Per Share from $4.73 Continuing Operations 14

Regulated Energy Segment Financial Summary Chesapeake Utilities’ Regulated Energy Segment Drives Sustained Growth Regulated Energy Segment Fourth Quarter Percent Full Year Percent Change Change (in thousands except per share data) 2021 2020 Change 2021 2020 Change Adjusted gross margin $ 73,465 $ 69,007 $ 4 ,458 6.5% $ 283,183 $ 2 60,752 $ 22,431 8.6% Dep., amort. & property taxes 17,863 17,223 640 3.7% 68,656 64,367 4,289 6.7% Other operating expenses 28,748 26,035 2,713 10.4% 108,463 104,261 4,202 4.0% Operating Income $ 26,854 $ 25,749 $ 1 ,105 4.3% $ 106,064 $ 92,124 $ 13,940 15.1% Full Year 2021 Highlights • Operating income up 15.1% driven by: • Pipeline expansions by ESNG and PPC • Organic growth in natural gas distribution • Increased consumption from a return toward pre-pandemic consumption levels and cooler temperatures • Contributions from Elkton Gas and the Escambia Meter Station • Capital infrastructure programs • Continued focus on Business Transformation, which reduced our operating expense as a percent of adjusted gross margin 15

Unregulated Energy Segment Financial Summary Chesapeake Utilities Driving Higher Returns with Complementary Unregulated Energy Segment Unregulated Energy Segment Fourth Quarter Percent Full Year Percent Change Change (in thousands except per share data) 2021 2020 Change 2021 2020 Change Adjusted gross margin $ 28,344 $ 27,864 $ 480 1.7% $ 99,969 $ 89,746 $ 10,223 11.4% Dep., amort. & property taxes 4,030 3,568 462 12.9% 15,582 13,438 2,144 16.0% Other operating expenses 15,709 14,682 1,027 7.0% 60,005 55,644 4,361 7.8% Operating Income $ 8,605 $ 9,614 $ (1,009) -10.5% $ 24,382 $ 20,664 $ 3 ,718 18.0% Full Year 2021 Highlights • Operating income up 18.0% driven by: • Colder temperatures compared to 2020 • Improved propane performance • Contributions from the acquisition of Western Natural Gas and Diversified Energy • Increased demand for CNG transportation services from Marlin Higher overall rates from Aspire Energy of Ohio • Ongoing Business Transformation efforts, resulting in lower operating costs as a percent of adjusted gross margin 16

CHESAPEAKE UTILITIES CORPORATION

Capital Expenditures

(dollars in thousands)	2021	Forecast 2022	
	Actual	Low	High
Regulated Energy:			
Natural gas distribution	$ 78,084	$ 87,000	$ 92,000
Natural gas transmission	55,149	60,000	67,000
Electric distribution	6,500	7,000	12,000
Total Regulated Energy	139,733	154,000	171,000
	63%	89%	87%
Unregulated Energy:			
Propane distribution	46,023	10,000	14,000
Energy transmission	20,101	5,000	6,000
Other unregulated energy	15,527	4,000	5,000
Total Unregulated Energy	81,651	19,000	25,000
	37%	11%	13%
Other:			
Corporate and other businesses	6,425	2,000	4,000
Total Forecasted Capital Expenditures	$ 227,809	$ 175,000	$ 200,000

2021 Capital Expenditures were $227.8 million

2021 Key Projects:

- Acquisition of Diversified Energy propane assets
- RNG transport from Noble Road Landfill
- Del-Mar Energy Pathway
- Florida's Western Palm Beach County Expansion
- Florida GRIP
- Natural gas distribution and transmission system expansions including several previously announced projects in 2021
- Natural gas and electric system infrastructure improvement activities
- Expansion of Marlin Gas Services' fleet to support CNG, LNG and RNG transport growth

Expect $175 million to $200 million of capital expenditures in 2022, supporting long-term guidance of $750 million to $1 billion from 2021-2025

Note: Percentages represent portion of capital expenditures in our energy segments.

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Capital Structure Overview Strong Balance Sheet to Support Growth Long-Term Debt Avg. Interest Rate: 3.45% 12/31/21 12/31/2020 $50M: 2.49% Dec. 2021 Stockholders‘ equity $ 774,130 $ 697,085 $50M: 2.95% March 2022 Long-term debt, net of current maturities 549,903 508,499 Total permanent capitalization $ 1,324,033 $ 1 ,205,584 Short-Term Debt $400 Million Facility Current portion of long-term debt 1 7,962 1 3,600 $200M: LIBOR + 0.70% Short-term debt 221,634 1 75,644 $200M: LIBOR + 0.95% Total capitalization and short-term financing $ 1,563,629 $ 1,394,828 LT debt includes $9.6M Equity to Permanent Capital 58.5% 57.8% of sustainability linked Equity to Total Capitalization 49.5% 50.0% financing Year-end propane New Long-Term Debt Issuance $ 5 9,590 $ 9 0,000 acquisition initially Net New Equity Issuance $ 22,774 $ 8 9,700 funded with ST debt Stockholders’ Equity increased $77.0 million in 2021 driven by: • Strong Net Income performance of $83.5 million • Dividend Reinvestment and Stock Compensation Plans increases of $22.8 million • Continued Dividend payments of $33.4 million • Other Comprehensive Income was $4.2 million 18

Major Projects and Initiatives

Key Projects Driving Adjusted Gross Margin Growth

(in thousands)	Adjusted Gross Margin for the Period: Year Ended December 31, 2020	2021	Estimate for Fiscal 2022	2023
Pipeline Expansions:				
Western Palm Beach County, Florida Expansion	$ 4,167	$ **4,729**	$ 5,227	$ 5,227
Del-Mar Energy Pathway	2,462	**4,584**	6,867	6,890
Callahan Intrastate Pipeline	3,080	**7,564**	7,564	7,564
Guernsey Power Station	—	**187**	1,380	1,486
Southern Expansion	—	—	586	2,344
Winter Haven Expansion	—	—	759	976
Beachside Pipeline Expansions	—	—	—	2,451
Total Pipeline Expansions	9,709	**17,064**	22,383	26,938
CNG Transportation	7,231	**7,566**	8,500	9,500
RNG Transportation	—	—	1,000	1,000
Acquisitions:				
Diversified Energy	—	**603**	11,300	12,000
Elkton Gas	1,344	**3,548**	3,720	3,743
Western Natural Gas	389	**1,772**	2,001	2,061
Escambia Meter Station	—	**583**	1,000	1,000
Total Acquisitions	1,733	**6,506**	18,021	18,804
Regulatory Initiatives:				
Florida GRIP	15,178	**16,995**	18,797	19,475
Hurricane Michael Regulatory Proceeding	10,864	**11,492**	11,704	11,818
Capital Cost Surcharge Programs	523	**1,199**	2,002	1,961
Elkton STRIDE Plan	—	**26**	299	354
Total Regulatory Initiatives	26,565	**29,712**	32,802	33,608
Total	$ 45,238	$ **60,848**	$ 82,706	$ 89,850

Incremental Adjusted Gross Margin from Major Projects

2021: $15.6 million

2022: $21.9 million

2023: $7.1 million

Total: $44.6 million over 2020

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Key Expansion Projects Pipeline Growth Contribution Annual Adjusted Capital Fully In Project Gross Margin Investment Service Estimate $33.5 million 2020 Callahan Pipeline (JV)* $7.6 million Second Quarter CPK 50% 2021 Del-Mar Energy Pathway* $60.1 million $6.9 million Fourth Quarter 2021 West Palm Beach County* $28.9 million $5.2 million Fourth Quarter 2021 Guernsey Power Station $6.5 million $1.5 million Fourth Quarter 2022 Winter Haven Expansion $3.5 million $1.0 million Second Quarter 2022 Southern Expansion $14.0 million $2.3 million Fourth Quarter 2023 Beachside Pipeline Extension $16.7 million $2.5 million First Quarter Total investments of $163.2 million generate incremental adjusted gross margin of $27.0 million once fully in service in 2023 20 * Includes initial distribution capital investment and margin.

Regulatory Initiatives Florida GRIP • Natural gas pipe replacement program approved by the Florida PSC. • Since inception in August 2012, invested $189.5 million of capital expenditures to replace 348 miles of qualifying distribution mains, including $23.6 million of new pipes throughout 2021. • Annual adjusted gross margin of $17.0 million in 2021, with $18.8 million expected in 2022. Elkton Gas STRIDE Plan • Settlement reached with the Maryland PSC Staff and the Maryland Office of the Peoples Counsel. • Aldyl-A pipeline replacement program which enables recovery of the capital investment in the form of a fixed charge rider through a proposed 5-year surcharge. • Went into service in September 2021 and is expected to generate $0.3 million of adjusted gross margin in 2022 and $0.4 million annually thereafter. Eastern Shore Capital Cost Surcharge Programs • Eastern Shore recovery mechanism for capital costs associated with mandated highway or railroad relocation projects that required the replacement of existing Eastern Shore facilities. • Generated adjusted gross margin of $1.2 million in 2021, with $2.0 million expected in 2022 and 2023. 21

ESG Stewardship Committed to Strong Corporate Citizenship • Published inaugural sustainability report • Established Environmental Sustainability Office and internal ESG Committee to advance our ESG strategy • Greenhouse gas emissions reduced by 3,760 mtCO e from 2 2019 to 2020 • Robust employee and community engagement programs, including those focused on equity, diversity and inclusion • Rapid and impactful COVID-19 response to keep employees safe and assist customers and community partners in need • We continue to strengthen our safety culture • Accelerated business transformation initiatives to employ technology enhancements and an organizational structure that will support our continued responsible growth. 22

Corporate Culture Internal Employee Resource Groups Recent Awards and Recognitions Named Top Work Place in US for 2022, Top Work Place in Delaware for 10 Years in a Row Chesapeake Utilities named 2021 Best Company with Over 50 People. Sharp Energy named 2021 Best Propane Company. Chesapeake Cares CPK Named 2021 Best Corporate Governance in the North American Utilities Sector Four CPK Businesses Received AGA Safety Related Awards in 2021 More than 130 scholarships More than 100 local charities awarded to children of CPK employees supported each year 23

Guidance Update Diluted Earnings Per Share from Continuing Operations Capital Expenditures Guidance through 2025 Guidance through 2025 and for 2022 $750 million $6.25 $6.05 to $1.0 billion $4.73 $4.21 $3.72 $3.68 $3.47 $2.77 $175 million to $200 million $228 million in 2021 2016 2017* 2018 2019 2020 2021 2025 2025 Target Forecast 2021-2025 2022 Strategic capital investments continue to drive earnings growth. 24 * 2017 Includes TCJA Impact CPK Guidance – Low Range CPK Guidance – High Range

Mission, Vision and Values OUR Mission We deliver energy that makes life better for the people and communities we serve. OUR Vision We will be a leader in delivering energy that contributes to a sustainable future. OUR Values Care Integrity Excellence We put people first. We tell the truth. We achieve great things Keep them safe. Build trusting Ensure moral and together. Hold each other relationships. Foster a culture ethical principles drive our accountable to do the work of equity, diversity and decision-making. Do the right that makes us better, every inclusion. Make a meaningful thing even when no one is day. Never give up. difference everywhere we live watching. and work. 25

Investment Proposition Committed to Superior Performance We seek to identify and develop opportunities to drive our future earnings growth and increase shareholder value. • Capitalizing on new organic growth and continuing our Track Record Energized Team Business Transformation initiatives Strong Foundation for • Investing in pipeline systems that provide natural gas service to downstream customers Sustainable Growth Financial Discipline Platforms for Growth • Identifying propane opportunities to access new markets with significant growth potential • Pursuing virtual pipeline opportunities utilizing Marlin’s Financial Objectives in Support of Increased capabilities (CNG, LNG, RNG, etc.) Shareholder Value: • Expanding our RNG footprint by using our energy delivery solutions and expertise throughout our service areas • Investing $750 million to $1 billion through 2025 • Investing in our diverse talented team • Targeting 2025 EPS $6.05 to $6.25 • Seeking 11.0% or higher consolidated return on equity • Engaging with communities where we work and live • Pursuing dividend growth supported by earnings growth • Driving brand excellence through safety awards, top • Maintaining a strong balance sheet workplace, employee engagement and community service Average Annualized Shareholder Return For Periods Ending December 31, 2021 1 Year 3 Year 5 Year 10 Year 20 Year 37% 24% 19% 20% 16% 26

Appendix

Non-GAAP Reconciliation Consolidated Results Consolidated Results Fourth Quarter Full Year (in thousands except per share data) 2021 2020 2021 2020 Operating Revenues $ 160,365 $ 137,037 $ 569,968 $ 488,198 Cost of Sales: Natural gas, propane and electric costs (58,586) (40,196) (186,950) (137,938) Depreciation & amortization (16,200) (15,324) (62,661) (58,117) 1 Operations & maintenance expense (14,697) (13,839) (56,724) (53,853) Gross Margin (GAAP) 70,882 6 7,678 263,633 2 38,290 1 Operations & maintenance expense 14,697 1 3,839 56,724 53,853 Depreciation & amortization 16,200 1 5,324 62,661 58,117 Adjusted Gross Margin (non-GAAP) $ 101,779 $ 96,841 $ 383,018 $ 350,260 1 Operations & maintenance expenses within the Consolidated Statements of Income are presented in accordance with regulatory requirements and to provide comparability within the industry. Operations & maintenance expenses which are deemed to be directly attributable to revenue producing activities have been separately presented above in order to calculate Gross Margin as defined under US GAAP. See Chesapeake Utilities’ Annual Report on Form 10-K for the year 28 ended December 31, 2021 for additional details.

Non-GAAP Reconciliation Regulated Energy Segment Results Regulated Energy Segment Results Fourth Quarter Full Year (in thousands except per share data) 2021 2020 2021 2020 Operating Revenues $ 101,417 $ 93,511 $ 383,920 $ 352,746 Cost of Sales: Natural gas and electric costs (27,952) (24,504) (100,737) (91,994) Depreciation & amortization (12,591) (12,099) (48,748) (46,079) 1 Operations & maintenance expense (8,558) (11,500) (32,890) (31,237) Gross Margin (GAAP) 52,316 4 5,408 201,545 1 83,436 1 Operations & maintenance expense 8,558 1 1,500 32,890 31,237 Depreciation & amortization 12,591 12,099 48,748 46,079 Adjusted Gross Margin (non-GAAP) $ 73,465 $ 69,007 $ 283,183 $ 260,752 1 Operations & maintenance expenses within the Consolidated Statements of Income are presented in accordance with regulatory requirements and to provide comparability within the industry. Operations & maintenance expenses which are deemed to be directly attributable to revenue producing activities have been separately presented above in order to calculate Gross Margin as defined under US GAAP. See Chesapeake Utilities’ Annual Report on Form 10-K for the year 29 ended December 31, 2021 for additional details.

Non-GAAP Reconciliation Unregulated Energy Segment Results Unregulated Energy Segment Results Fourth Quarter Full Year (in thousands except per share data) 2021 2020 2021 2020 Operating Revenues $ 65,227 $ 48,060 $ 206,869 $ 152,526 Cost of Sales: Natural gas and propane costs (36,883) (20,196) (106,899) (62,780) Depreciation & amortization (3,598) (3,213) (13,869) (11,988) 1 Operations & maintenance expense (6,212) (5,873) (24,168) (22,914) Gross Margin (GAAP) 18,534 1 8,778 61,933 54,844 1 Operations & maintenance expense 6,212 5,873 24,168 22,914 Depreciation & amortization 3,598 3,213 13,869 11,988 Adjusted Gross Margin (non-GAAP) $ 28,344 $ 27,864 $ 99,970 $ 8 9,746 1 Operations & maintenance expenses within the Consolidated Statements of Income are presented in accordance with regulatory requirements and to provide comparability within the industry. Operations & maintenance expenses which are deemed to be directly attributable to revenue producing activities have been separately presented above in order to calculate Gross Margin as defined under US GAAP. See Chesapeake Utilities’ Annual Report on Form 10-K for the year 30 ended December 31, 2021 for additional details.